Exhibit 10.1

August 4, 2010

The Bank of New York Mellon 101 Barclay Street, 22-W New York, NY 10286 Attn: ADR Administration	BlackRock Asset Management International Inc. 400 Howard Street San Francisco, CA 94105 Attn: Product Management Team - Intermediary Investors and Exchange-Traded Products Department

Re:	iShares® COMEX® Gold Trust
Amendment No.1 to Custody Agreement dated as of July 1, 2010

Ladies and Gentlemen:

Reference is hereby made to the Custodian Agreement (the “Agreement”) dated as of July 1, 2010 between The Bank of New York Mellon, a New York banking corporation, in its capacity as the trustee of the iShares® COMEX® Gold Trust (the “Trust”) and JPMorgan Chase, N.A., a national banking association acting through its London branch, pursuant to which the latter was appointed as custodian for the Trust (in such capacity, the “Custodian”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

This letter will evidence our agreement, with effect from the date hereof, that the provisions of the Agreement and the Procedures notwithstanding, the Custodian will, at all times during the Covered Period, ensure that not more than 110 ounces of the Gold held by the Custodian under the Agreement may be held in the Unallocated Account and the entire remaining balance will be held in the Allocated Account.

Except as modified hereby, the Agreement shall continue in full force and effect.

This letter shall be governed by and construed pursuant to English law.

Kindly indicate your agreement with the foregoing by countersigning a copy of this letter in the space provided below.

Sincerely,

JPMorgan Chase Bank, N.A., London branch

By:	/s/ Andrew Lovell
Name:	Andrew Lovell
Title:	Vice President

Consented and agreed to,

The Bank of New York Mellon, in its capacity as the Trustee of the iShares® COMEX® Gold Trust,		BlackRock Asset Management International Inc., in its capacity as sponsor,

By:	/s/ Josef F. Keenan	By:	/s/ Darek Wojnar
Name:	Josef F. Keenan	Name:	Darek Wojnar
Title:	Managing Director	Title:	Managing Director

		By:	/s/ Jack Gee
		Name:	Jack Gee
		Title:	Managing Director